U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT 1933

ELRAY RESOURCES, INC.

(Name of small business issuer in its charter)

Nevada

1041

98-0526438

(State or Other Jurisdiction of

(Primary Standard Industrial

(IRS Employer

Incorporation or Organization)

Classification Code Number

Identification Number)

2678 Point Grey Rd.
Vancouver, British Columbia
Canada, V6K 1A5
Telephone: (604) 732-9583
Facsimile: (604) 736-5191

(Address and telephone number of principal executive offices and principal place of business)

Agent for Service

With a Copy To

Empire Stock Transfer Inc.

Joseph Emas

2470 Saint Rose Pkway, Suite 3041

1224 Washington Avenue

Henderson, Nevada

Miami Beach, Florida

89074

33139

Telephone:  (604) 732-9583

Telephone:  (305) 531-1174

Facsimile:   (604) 736-5191

Facsimile:   (305) 531-1274

Approximate date of proposed sale to the public: As soon as possible from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:   |XX|

If this Form is filed to register additional securities for  an offering  pursuant  to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     |__|   _______________________________

If  this  Form  is  a  post-effective  amendment  filed  pursuant  to  Rule 462(c)  under  the  Securities  Act,  check  the  following  box  and  list  the Securities  Act  registration  statement  number  of  the  earlier  effective registration  statement  for  the  same  offering.  |__|  ________________________________________________

If  this  Form  is  a  post-effective  amendment  filed  pursuant  to  Rule 462(d)  under  the  Securities  Act,  check  the  following  box  and  list  the Securities  Act  registration  statement  number  of  the  earlier  effective registration  statement  for  the  same  offering.   |__| ________________________________________________

If  delivery  of  the  prospectus  is  expected  to  be  made  pursuant  to Rule 434,  check  the  following  box.   |__|

CALCULATION  OF  REGISTRATION  FEE

Title of Each Class of Securities To Be Registered	Amount to be registered	Dollar Amount To Be Registered	Proposed Maximum Offering Price per Unit[1]	Proposed Maximum Aggregate Offering Price[2]	Amount of Registration Fee
Common Stock	2,643,750	$105,750	$0.04	$105,750	$3.25

[1]

This price was arbitrarily determined by the issuer.

[2]

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURTIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Copies should be sent to:

Joseph I. Emas

1224 Washington Ave.

Miami Beach, Florida 33139

Telephone: (305) 531-1174

Fax: (305) 531-1274

PROSPECTUS

ELRAY RESOURCES, INC.

The Resale of 2,643,750 Shares of Common Stock

This prospectus relates to the resale of 2,643,750 shares of the common stock of Elray Resources, Inc. (“Elray,” “we” or the “Company”) by the selling stockholders named in the prospectus (the “Selling Stockholders”). We are registering these shares (the “Secondary Shares”) to enable the Selling Stockholders to resell them from time to time.

Our common stock is presently not listed or quoted on any market or electronic quotation system and we have not applied for listing or quotation. After this registration statement is declared effective, we intend to have a registered broker-dealer submit an application for a quotation of our common stock on the Over-The-Counter Bulletin Board (the “OTC Bulletin Board”). Although we intend to apply to have our common stock quoted on the OTC Bulletin Board, there can be no assurance that our common stock will ever be quoted on the OTC Bulletin Board or that any market for our stock will ever develop.

The Selling Stockholders will offer to sell the Secondary Shares at the designated price of $0.04 until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors" starting on page 4.

Neither the Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, Dated June 11, 2007.

Table of Contents

Page No.

Summary Information and Risk Factors

1

Summary of the Offering

1

Summary of our Business

2

Summary Financial Information

3

Risk Factors

4

Forward-looking Statements

12

Use of Proceeds

12

Determination of Offering Price

12

Dilution

12

Selling Security Holders

12

Plan of Distribution

15

Legal Proceedings

18

Certain Relationships and Related Transactions

18

Directors, Executive Officers and Control Persons

19

Security Ownership of Certain Beneficial Owners and Management

21

Description of Securities

22

Interests of Named Experts and Counsel

22

Disclosure of Commission Position on Indemnification

for Securities Act Liabilities

23

Organization Within Last Five Years

23

Glossary of Mining Terms Used in this Prospectus

24

Description of Business

28

Management’s Discussion and Analysis

36

Description of Property

39

Market for Common Equity and Related Stockholder Matters

40

Executive Compensation

42

Financial Statements

43

Changes In and/or Disagreements with Accountants

44

Indemnification of Directors and Officers

44

Other Expenses of Issuance and Distribution

45

Recent Sales of Unregistered Securities

45

Exhibits

47

Undertakings

47

Signatures

49

SUMMARY INFORMATION AND RISK FACTORS

Because this is only a summary, it may not contain all of the information important to an investor.  Investors should read this prospectus completely and carefully before deciding whether to invest.

Summary of the Offering

This is an offering by the Selling Stockholders of up to 2,643,750 shares of common stock of the Company. We will not receive any proceeds from the sale of the shares by the Selling Stockholders.

Offering Price and Alternative Plan of Distribution

The offering price of the common stock has been arbitrarily determined at $0.04 and bears no relationship to any objective criterion of value, such as assets, book value, historical earnings or net worth.

The Selling Stockholders will offer to sell their shares of our common stock at $0.04 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

We intend to have our securities quoted on the OTC Bulletin Board, a quotation medium for subscribing National Association of Securities Dealers (“NASD”) members, upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the “Exchange Act”).  For this to happen, we must contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board. Only authorized OTC Bulletin Board market makers can apply to quote securities on the OTC Bulletin Board. There is no guarantee, however, that our stock will become quoted on the OTC Bulletin Board. If our common stock becomes quoted on the OTC Bulletin Board and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the Selling Stockholders.  The offering price would thus be determined by market factors and the independent decisions of the Selling Stockholders.

Minimum Number of Shares to Be Sold in This Offering

No minimum number.

Securities Issued and to be Issued

7,643,750 shares of our common stock are issued and outstanding as of the date of this prospectus.

Termination of the Offering

The offering will conclude when all of the 2,643,750 shares of common stock have been sold or the shares no longer need to be registered to be sold.

Terms of the Offering

The Selling Stockholders will determine when and how they sell the common stock offered in this prospectus. We will cover the expenses associated with the offering which we estimate to be $13,000. Refer to “Plan of Distribution”.

Summary of Our Business

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

We are in the business of precious minerals exploration. We currently own one mineral claim only, named the DL Claim, situated near the Town of Osoyoos in southern British Columbia, Canada. We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

The DL Claim is the subject of a geological report prepared by James W. McLeod, P. Geo., dated December 23, 2006. According to the report, the deposit types that historically predominate in the general area of the DL Claim are the porphyry-type base and precious metal (copper-gold-palladium or copper-molybdenum) occurrences with peripheral base and precious metal occurrences as veins and/or contact zones of mineralization. The primary focus of our planned exploration activities will be to find commercially viable deposits of gold.

There is no assurance that a commercially viable precious minerals deposit exists on the DL Claim property.

Mineral property exploration is typically conducted in phases.  Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. In his geological report, Mr. McLeod recommends a three phase process of exploration.  We have not yet commenced the initial phase of exploration.  Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with the next phase based upon the analysis of the results of that program.

We expect to complete Phase One and (if warranted by results from phase One explorations) Phase Two explorations within the first 12 months. Our business plans after the next 12 months will depend upon the results from preceding exploration activities. Assuming Phase Three exploration activities are warranted by the results from Phase Two exploration activities, we will execute Phase Three exploration plans after the next 12 months.

Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve. This will necessitate raising additional funds, as the funds available to us through equity investments and shareholder loan commitments will not be sufficient to carry us forward.

If our exploration activities indicate that there are no commercially viable gold deposits on our mineral claim, we will abandon the claim and stake a new claim to explore in British Columbia. We will continue to stake and explore claims in British Columbia as long as we can afford to do so.

To date, we have raised $54,375 via private placements of shares of our common stock. The following table summarizes the date of the offerings, the price per share paid, the number of shares sold and the amount raised for each offering.

Closing Date of Offering	The Price Per Share Paid	Number of Shares Sold	Amount Raised
February 28, 2007	$0.001	1,500,000	$1,500
March 31, 2007	$0.02	2,643,750	$52,875

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion by our auditors and rely upon the sale of our securities and shareholder loan commitments to fund operations.

About Us

We were incorporated on December 13, 2006 under the laws of Nevada.  Our principal offices are located at 2678 Point Grey Rd., Vancouver, British Columbia, Canada V6K 1A5. Our phone number is (604) 732-9583.

Summary Financial Information

Since our inception, we have funded our operations through equity investments. As of March 31, 2007, we had $47,686 in cash on hand and no liabilities. Since our inception to the period ending March 31, 2007, we have incurred net losses totaling $(10,189). We attribute our net loss to having no revenues to offset our expenses from the development of our business and the professional fees related to the creation and operation of our business. Unless we achieve and maintain profitability, we will need to raise additional capital. Although we believe that we will be able to obtain additional financing when needed, we may not be successful in this regard. Our accumulated operation losses since inception and lack of business operations have caused our auditors to declare that we remain an exploration stage company and to issue a statement in their report on our financial statements that there exists substantial doubt about our ability to continue as a going concern.

The following tables present summarized financial information from inception through March 31, 2007. The information is extracted from the financial statements of the Company presented elsewhere in this prospectus and the information under "Management's Discussion and Analysis."

Balance Sheet Summary

March 31, 2007 (Audited) $
Cash	47,686
Total Assets	47,686
Total Liabilities	Nil
Total Liabilities and Stockholder's Equity	47,686

Statement of Operations and Deficit Summary

Period from December 13, 2006 through March 31, 2007 (Audited) $
Sales	nil
Net Loss for the Period	(10,189)
Net Loss per common share (basic)	*

* (less than $0.01 per share)

Risk Factors

Readers should carefully consider the risks described below before deciding whether to invest in shares of our common stock.

If we do not successfully address any of the risks described below, there could be a material adverse effect on our business, financial condition or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment.

We cannot assure any investor that we will successfully address these risks.

If we do not obtain additional financing, our business will fail.

Our current operating funds plus committed shareholder loans are sufficient to meet the anticipated costs of Phases One, Two and Three of our exploration program. However, our existing funds may be insufficient if the actual costs of our exploration program significantly exceed our estimates, if we decide to proceed beyond Phase Three of our exploration program or if we decide to begin mining efforts in the event that it is determined that our property contains mineral reserves. Therefore, we will need to obtain additional financing in order to complete our full business plan. We currently do not have any arrangements for financing, other than a shareholder loan commitment referred to elsewhere in this prospectus, and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors outside of our control, including the results from our exploration program, and any unanticipated problems relating to our mineral exploration activities, including environmental assessments and additional costs and expenses that may exceed our current estimates. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us in which case our business will fail.

If we fail to make required payments or expenditures , we could lose title to our mineral claims.

The first anniversary date of our mineral claim is December 15, 2007. In order to maintain the mining claim tenure in good standing, it will be necessary for us to coordinate an agent to perform and record valid exploration work with a value of $4 CAD (approximately $3.50 USD) per hectare in anniversary years 1, 2, and 3, and $8 CAD (approximately $7 USD) per hectare in subsequent years or pay the equivalent sum to the Province of British Columbia in lieu of work. Failure to perform and record valid exploration work or pay the equivalent sum to the Province of British Columbia on the anniversary dates will result in forfeiture of title to our claim and you could lose all or part of your investment.

We have yet to earn revenue from our mineral exploration and, because our ability to sustain our operations is dependent on our ability to raise financing, our accountants believe that there is substantial doubt about our ability to continue as a going concern.

We have accrued net losses of $10,189 for the period from our inception on December 13, 2006 to March 31, 2007, and have no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our mineral claim. These factors raise substantial doubt that we will be able to continue as a going concern. LBB & Associates Ltd., LLP, Certified Public Accountants, our independent auditors, have expressed substantial doubt about our ability to continue as a going concern given our accumulated losses. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our auditor's comments when determining if an investment in the Company is suitable.

If we deem it advisable to raise capital through equity or convertible debt financings, the then current stockholders will experience dilution and may be placed in a junior position with respect to more senior rights, preferences or privileges granted to new stockholders

We are currently suffering operating losses. Unless we achieve and maintain profitability, we will need to raise additional capital. If we issue additional equity or convertible debt securities to raise funds, the ownership percentage of our then existing stockholders will be reduced. Also, new equity or convertible debt investors may demand rights, preferences or privileges senior to those of existing holders of our common stock.

Given our continued need for additional capital, our stock involves a high degree of risk, and should not be purchased by any person who cannot afford the loss of the entire investment. A purchase of our stock is currently unsuitable for a person who cannot afford to lose his entire investment.

A stable market for our common stock may never develop or, if it should develop, be sustained

Our common stock is not quoted on any exchange. Even though management's strategy is to develop a public market for our common stock by soliciting broker-dealers to become market makers of the stock, a stable market for our common stock may never develop or, if it should develop, be sustained. If a stable market for our common stock cannot be developed or sustained, investors may not be able to sell their securities and may suffer a loss of their investment. It should be assumed that the market for our common stock would be highly illiquid, sporadic and volatile. Our stock should not be purchased by anyone who cannot afford to lose his entire investment.

If we become a reporting issuer under the Exchange Act, we may lose this status and thereby jeopardize our ability to have our securities traded by broker-dealers regulated by the NASD

As of the date of this prospectus, we have not been subject to the periodic filing and reporting requirements of the Exchange Act. We expect to become a reporting issuer under the Exchange Act and to thereby become subject to these requirements, approximately upon the effectiveness of the registration of the shares as contemplated in this prospectus. We do not have experience as a reporting issuer, however, and may encounter difficulties meeting the various obligations imposed on us by the reporting system. If we become a reporting issuer, we will be required to maintain this status in order to be traded by broker-dealers regulated by the NASD. If we fail to continue to be a reporting issuer, management may encounter difficulty in maintaining or expanding a trading market in the near term, if at all, and stockholders may not be able to sell their shares in the public market.

If the selling shareholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline.

The selling shareholders are offering 2,643,750 shares of our common stock through this prospectus. They must sell these shares at a fixed price of $0.04 until such time as they are quoted on the OTC Bulletin Board or other quotation system or stock exchange. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 35% of the common shares currently outstanding.

Investors may have difficulty liquidating their investment because our stock will be subject to penny stock regulation

The shares of our common stock are "penny stocks" within the definition of that term as contained in the Exchange Act (generally, equity securities with a price of less than $5). The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  The rules, in part, require broker-dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These heightened disclosure requirements may have the effect of reducing the number of broker-dealers willing to make a market in our stock, reducing the level of trading activity in any secondary market that may develop for our stock, and accordingly, investors in our common stock may find it difficult or impossible to sell their securities.

We will incur increased costs as a result of being a public company

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. For example, we will incur increased legal and accounting costs as a result of being subject to the periodic filing and reporting requirements of the Exchange Act. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the Commission, have required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. For example, as a result of becoming a public company, we may need to create additional board committees and adopt policies regarding internal controls and disclosure controls and procedures. We also expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Our executive officers, directors and principal stockholders control our business and may make decisions that are not in the best interests of minority stockholders

Our executive officers, directors and principal stockholders own approximately 65% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters submitted to the stockholders for approval, including election of directors, amendment of charter documents, mergers, consolidations, and the sale of all or substantially all of our assets.  The interests of our executive officers, directors and principal stockholders may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other stockholders.

Because we have only recently commenced business operations, we face a high risk of business failure.

We have not begun the initial stages of exploration of our mineral claim, and thus have no way to evaluate the likelihood whether we will be able to operate our business successfully. We were incorporated on December 13, 2006 and to date have been involved primarily in organizational activities, acquiring our mineral claim and obtaining financing. We have not earned any revenues and we have never achieved profitability as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in the light of problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks our business will likely fail and you will lose your entire investment in this offering.

We have no known mineral reserves and if we cannot find any, we will have to cease operations.

We have no mineral reserves. If we do not find a commercially viable mineral reserve, or if we cannot complete the exploration of the mineral reserve, either because we do not have the money to do it or because it will not be economically feasible to do so, we may have to cease operations and you may lose your investment.

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future causing us to run out of funds .

We have never earned any revenue and we have never been profitable. Before completing exploration on our mineral claims, we may incur increased operating expenses without realizing any revenues from our claims. This could cause us to run out of funds and make our business fail and you will lose your entire investment in this offering.

If we do not find a joint venture partner for the continued development of our mineral claims, we may not be able to advance exploration work.

If the results of our Phase One exploration program are successful, we may try to enter a joint venture agreement with a partner for the further exploration and possible production on our mineral claims. We would face competition from other junior mineral resource exploration companies who have properties that they deem to be attractive in terms of potential return and investment cost. In addition, if we entered into a joint venture agreement, we would likely assign a percentage of our interest in the mineral claims to the joint venture partner. If we are unable to enter into a joint venture agreement with a partner, we may fail and you may lose your entire investment in this offering.

Because our management has no experience in the mineral exploration business, we may make mistakes and this could cause our business to fail.

Shaun D. Langford, our sole executive officer and director, has no formal training as a geologist and no previous experience operating an exploration or a mining company. Our management lacks the technical training and experience with exploring for, starting, or operating a mine. With no direct training or experience in these areas our management may not be fully aware of the many specific requirements related to working in this industry. Our management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our management's lack of experience in this industry.

Because of the unique difficulties and uncertainties inherent in mineral exploration ventures, we face a high risk of business failure.

You should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The DL Claim does not contain a known body of commercial ore and, therefore, any program conducted on the DL Claim would be an exploratory search of ore. There is no certainty that any expenditures made in the exploration of the DL Claim will result in discoveries of commercial quantities of ore. Most exploration projects do not result in the discovery of commercially mineable deposits of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. If the results of our exploration program do not reveal viable commercial mineralization, we may decide to abandon our claim and acquire new claims for new exploration. The acquisition of additional claims will be dependent upon our possessing capital resources at the time in order to purchase such claims. If no funding is available, we may be forced to abandon our operations.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. We currently have no such insurance nor do we expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets resulting in the loss of your entire investment in this offering.

As we undertake exploration of our mineral claims, we will be subject to compliance with government laws and regulations that may increase the anticipated cost of our exploration program.

We will be subject to the mining laws and regulations of the Province of British Columbia as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws and regulations. If we enter the production phase, the cost of complying with permit and regulatory environment laws will be greater because the impact on the project area is greater. Permits and regulations will control all aspects of the production program if the project continues to that stage. Examples of regulatory requirements include:

●

Water discharge will have to meet drinking water standards;

●

Dust generation will have to be minimal or otherwise re-mediated;

●

Dumping of material on the surface will have to be re-contoured and re-vegetated with natural vegetation;

●

An assessment of all materials to be left on the surface will need to be environmentally benign;

●

Ground water will have to be monitored for any potential contaminants;

●

The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

●

There will have to be an impact report of the work on the local fauna and flora including a study of potentially endangered species.

Our annual cost of compliance with the Mineral Tenure Act is currently approximately $592 CAD (approximately $515 USD) per year. There is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program. We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. If reclamation and remediation costs exceed our cash reserves, we may be unable to complete our exploration program and have to abandon our operations.

If we do not obtain clear title to the mineral claim, our business may fail.

Under British Columbia law, title to British Columbia mineral claims can only be held by individuals or British Columbia corporations. Since we are a Nevada corporation, we are not legally entitled to hold mineral claims in British Columbia. Our mineral claims are being held in trust for us by our President. If we confirm economically viable deposits of gold on our mineral claims we will incorporate a British Columbia corporation to hold title to the mineral claims and our President will transfer the claims to the corporation. Until we can confirm viable gold deposits, our President is holding the claims in trust for us by means of a trust agreement. However, there could be situations such as the death of our President that could prevent us from obtaining clear title to the mineral claims. If we are unable to obtain clear title to the mineral claims our business will likely fail and you will lose your entire investment in this offering.

Because market factors in the mining business are out of our control, we may not be able to market any minerals that may be found.

The mining industry, in general, is intensely competitive and we can provide no assurance to investors even if minerals are discovered that a ready market will exist from the sale of any ore found. Numerous factors beyond our control may affect the marketability of metals. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering.

Because we hold a significant portion of our cash reserves in United States dollars, we may experience weakened purchasing power in Canadian dollar terms and not be able to afford to conduct our planned exploration program.

We hold a significant portion of our cash reserves in United States dollars. Due to foreign exchange rate fluctuations, the value of these United States dollar reserves can result in both translation gains or losses in Canadian dollar terms. If there was to be a significant decline in the United States dollar versus the Canadian Dollar, our US dollar purchasing power in Canadian dollars would also significantly decline. If there was a significant decline in the US dollar, we would not be able to afford to conduct our planned exploration program. We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations.

As our assets, executive officers and directors are located outside the United States of America, it will be difficult for stockholders resident in the United States to enforce within the United States any judgments obtained against us or any of our executive officers and directors

We are incorporated in the State of Nevada and have an agent for service in Henderson, Nevada.  Our agent for service will accept service on behalf of the Company of any legal process and any demand or notice authorized by law to be served upon a corporation.  Our agent for service will not, however, accept service on behalf of any of our executive officers or directors.  Our executive officer and director is a national and resident of Canada and he does not have an agent for service in the United States.  In addition, all of our assets and the assets of our executive officer and director are located outside of the United States. Further, we do not currently maintain a permanent place of business within the United States.

Given the foregoing, the following will be difficult:

●

Effecting service of process within the United States on our executive officers and directors named in the registration statement;

●

Enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against our executive officers and directors named in the registration statement;

●

Enforcing judgments of U.S. courts based on civil liability provisions of the U.S. securities laws in Canadian courts against our executive officers and directors named in the registration statement; and

●

Bringing an original action in Canadian courts to enforce liabilities based on the U.S. federal securities laws against our executive officers and directors named in the registration statement.

FORWARD-LOOKING STATEMENTS

We may use words like “expects,” “intends,” “anticipates,” “plans,” “projects” or “estimates” in this prospectus.  When used, these words identify “forward-looking” statements.  Forward-looking statements are by their nature subject to many varied uncertainties and risks.  Actual results could vary greatly.  Potential investors should review the “Risk Factors” above for a discussion of some of these risks.

We are making these statements only as of the date of this prospectus.  We have no obligation to update or revise these statements if circumstances or our expectations change.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

DETERMINATION OF OFFERING PRICE

The $0.04 per share offering price of our common stock was determined based on our internal assessment of what the market would support. The selection of this particular price was influenced, however, by the sales price from our last private offering of common stock, which was competed on March 31, 2007 at a price of $0.02. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

DILUTION

Since all of the shares being registered are already issued and outstanding, no dilution to our existing stockholders will result from this offering.

SELLING SECURITY HOLDERS

The Selling Stockholders will offer for sale the shares of common stock set out below at a price of $0.04 per share until our common stock is quoted for sale on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The Selling Stockholders acquired these shares (the “Secondary Shares”) from the Company in an offering completed on March 31, 2007 that was exempt from registration under the securities laws of the Province of British Columbia and Regulation S, Section 4(2) and Regulation D of the Securities Act of 1933 (the “Securities Act”).

The Secondary Shares are “restricted” shares under applicable U.S. securities laws. They are being registered to give their holders the opportunity to sell them.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the Selling Stockholders, including the following:

1.

the number of shares owned by each Selling Stockholder before this offering;

2.

the number of shares to be offered by the Selling Stockholder’s account;

3.

the number of shares owned by the Selling Stockholder upon completion of this offering; and

4.

the number of shares and (if one percent or more) the percentage of the class to be owned by such Selling Stockholder after the offering is complete.

Selling Stockholders

Name of Selling Stockholder	Shares Owned Before this Offering	Number of Shares to be Offered by Selling Stockholder’s Account	Number of Shares to be Owned by Selling Stockholder Upon Completion of Offering	Percent Owned Upon Completion of Offering
Alexander, Brent	20,000	20,000	Nil	Nil
Arikan, Selim	25,000	25,000	Nil	Nil
Bobyn, Katherine	50,000	50,000	Nil	Nil
Bolin, Mark	25,000	25,000	Nil	Nil
Brazier, Anna	10,000	10,000	Nil	Nil
Brazier, Nicholas	10,000	10,000	Nil	Nil
Brown, Derek	62,500	62,500	Nil	Nil
Burke, Barry	10,000	10,000	Nil	Nil
Cafferky, Michael	100,000	100,000	Nil	Nil
Chauhan, Sudha	250,000	250,000	Nil	Nil
Chis, Roxana	100,000	100,000	Nil	Nil
Cosovan, Vera	125,000	125,000	Nil	Nil
Cross, Georgia	25,000	25,000	Nil	Nil
Evin, John	50,000	50,000	Nil	Nil
Fabris, Allan	15,000	15,000	Nil	Nil
Gertsoyg, Yan	10,000	10,000	Nil	Nil
Greenhalgh, Robert	250,000	250,000	Nil	Nil
Ho, Ernest	10,000	10,000	Nil	Nil

Name of Selling Stockholder	Shares Owned Before this Offering	Number of Shares to be Offered by Selling Stockholder’s Account	Number of Shares to be Owned by Selling Stockholder Upon Completion of Offering	Percent Owned Upon Completion of Offering
Kryukova, Eleonora	25,000	25,000	Nil	Nil
Laniado, Shlomo	18,750	18,750	Nil	Nil
Langford, Jeff	150,000	150,000	Nil	Nil
Luk, Marita	50,000	50,000	Nil	Nil
Marzolf, J. Richard	10,000	10,000	Nil	Nil
Marzolf, Julie	10,000	10,000	Nil	Nil
Mudrie, Lance	30,000	30,000	Nil	Nil
Mudrie, William	150,000	150,000	Nil	Nil
Ng-A-Fook, Robert	37,500	37,500	Nil	Nil
Otterstein, Lisa	75,000	75,000	Nil	Nil
Parker, Robert	50,000	50,000	Nil	Nil
Posteuca, Domnica	100,000	100,000	Nil	Nil
Przybylo, Robert	75,000	75,000	Nil	Nil
Ruby, Ronald	50,000	50,000	Nil	Nil
Saul, Masako	25,000	25,000	Nil	Nil
Scudamore, Nicole	75,000	75,000	Nil	Nil
Singer, Chris	50,000	50,000	Nil	Nil
Singer, Judy	50,000	50,000	Nil	Nil
Stuart, Sandra	25,000	25,000	Nil	Nil
Tate, Stephen	15,000	15,000	Nil	Nil
Tripp, Paul	250,000	250,000	Nil	Nil
Weaver, Jean	25,000	25,000	Nil	Nil
White, J. Alan	150,000	150,000	Nil	Nil
Totals:	2,643,750	2,643,750	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the Selling Stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 7,643,750 shares of common stock outstanding on March 31, 2007.

None of the Selling Stockholders:

(1)

holds or has held any position, office or any other material relationship with the Company or its predecessors or affiliates within the past three years; or

(2)

has ever been one of our officers or directors.

To the best of our knowledge, none of the above investors holds any other stock of the Company and if they were to sell all of the shares listed above, they would hold no equity interest in the Company. Also to the best of our knowledge, none of the Selling Stockholders are broker-dealers or are affiliated with a broker-dealer.

All the Selling Stockholders are either accredited investors or friends, business associates or relatives of our President, Shaun D. Langford.

There was no private placement agent or others who were involved in placing shares with the Selling Stockholders.

If a Selling Stockholder transfers any of the Secondary Shares and the transferee wishes to be included in this offering, we will file a prospectus supplement which includes the change pursuant to Rule 424 of the Securities Act.

PLAN OF DISTRIBUTION

We are registering the resale of the Secondary Shares on behalf of the Selling Stockholders. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale or non-sale related transfer. We will not receive any of the proceeds of this offering.

The Selling Stockholders will offer to sell their Secondary Shares at $0.04 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The Selling Stockholders may use one or more of the following methods when selling Secondary Shares:

1.

block trades in which the broker-dealer engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

2.

purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

3.

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

4.

an exchange distribution in accordance with the rules of the applicable exchange;

5.

privately negotiated transactions;

6.

market sales (both long and short to the extent permitted under the federal securities laws);

7.

at the market to or through market makers or into an existing market for the shares;

8.

transactions in options, swaps or other derivatives (whether exchange listed or otherwise);

9.

a combination of any of the aforementioned methods of sale; and

10.

any other method permitted pursuant to applicable law.

A Selling Stockholder may also resell all or any portion of the Selling Stockholder’s Secondary Shares which qualify for sale pursuant to Rule 144 under the Securities Act rather than pursuant to this prospectus.

In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate.   Broker-dealers may receive commissions or discounts from a Selling Stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser, in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.

Broker-dealers may agree with a Selling Stockholder to sell a specified number of Secondary Shares at a stipulated price per share.  Such an agreement may also require the broker-dealer to purchase as principal any unsold Secondary Shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholder if such broker-dealer is unable to sell the Secondary Shares on behalf of the Selling Stockholder.

Broker-dealers who acquire Secondary Shares as principal may thereafter resell the Secondary Shares from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions.  In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

In connection with distributions of the Secondary Shares, the Selling Stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholders also may sell the Secondary Shares short and deliver the shares to close out such short positions. The Selling Stockholders also may enter into options or other transactions with broker-dealers that involve the delivery of Secondary Shares to the broker-dealers, which may then resell or otherwise transfer such shares.

The Selling Stockholders also may loan or pledge Secondary Shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default may sell or otherwise transfer the pledged shares.

Before any involvement of any broker-dealer in the offering, such broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

To the extent required under the Securities Act, if a Selling Stockholder enters into an agreement, after effectiveness, to sell Secondary Shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, we will file a post effective amendment to this registration statement identifying the broker-dealer, providing the required information on the plan of distribution (including the number of shares of common stock involved, the price at which the common stock is to be sold and the commissions paid or discounts or concessions allowed to such broker-dealers), revising the appropriate disclosures in the registration statement and filing the agreement as an exhibit to the registration statement.  We also intend to file any post effective amendments or other necessary documents in compliance with the Securities Act which may be required if any of the Selling Stockholders defaults under any customer agreement with a broker-dealer.

Each of the Selling Stockholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the Secondary Shares to be made directly or through agents. The Selling Stockholders and any agents or broker-dealers that participate with the Selling Stockholders in the distribution of Secondary Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the Secondary Shares may be deemed to be underwriting commissions or discounts under the Securities Act.

We can provide no assurance that any of the offered common stock will be sold by the Selling Stockholders.

The Selling Stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the Secondary Shares. In particular, during such times as the Selling Stockholders may be deemed to be engaged in a distribution of the Secondary Shares, and therefore be considered to be an underwriter, they must comply with applicable law and must, among other things:

1.

not engage in any stabilization activities in connection with our common stock;

2.

furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

We intend to hand deliver or mail a prospectus to each Selling Stockholder. We do not have (and to the best of our knowledge, none of the Selling Stockholders have) any intentions of distributing our prospectus other than by hand or the mails. We also do not have (and to the best of our knowledge, none of the Selling Stockholders have) any intentions to use any form of prospectus other than a printed prospectus.

We are bearing all costs related to registration of the Secondary Shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any, which are the responsibility of the Selling Stockholders.

We are paying the expenses of the offering because we seek to: (i) become a reporting company under the Exchange Act; and (ii) enable our common stock to be quoted on the OTC Bulletin Board.  We must be a reporting company under the Exchange Act in order that our common stock is eligible for quotation on the OTC Bulletin Board.  We believe that the registration of the resale of shares on behalf of the Selling Stockholders may facilitate the development of a public market in our common stock if our common stock is approved for quotation on the OTC Bulletin Board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  We believe that obtaining reporting company status under the Exchange Act and having our common stock quoted on the OTC Bulletin Board should increase our ability to raise additional funds from investors, should the need arise.

In order for our common stock to be quoted on the OTC Bulletin Board, we must contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board. Only market makers can apply to quote securities on the OTC Bulletin Board. Our President Shaun D. Langford has already had preliminary discussions with an authorized OTC Bulletin Board market maker with the intent of entering into an agreement for the sponsorship of our common stock for quotation on the OTC Bulletin Board.

Although we intend to have our common stock quoted on the OTC Bulletin Board, public trading of our common stock may never materialize.  If our common stock becomes quoted on the OTC Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each Selling

Stockholder and the market for our stock at the time of resale.  In these circumstances, the sales price to the public may be:

1.

the market price of our common stock prevailing at the time of sale;

2.

a price related to such prevailing market price of our common stock; or

3.

such other price as the Selling Stockholders determine from time to time.

LEGAL PROCEEDINGS

We are not a party to any material pending or threatened legal proceedings.

We are required by Section 78.090 of the Nevada Revised Statutes (the “NRS”) to maintain a resident agent in the State of Nevada. Our resident agent for this purpose is Empire Stock Transfer of 2470 Saint Rose Pkwy, Suite 304, Henderson, Nevada 89074. All legal process and any demand or notice authorized by law to be served upon us may be served upon our resident agent in the manner provided in NRS 14.020(2).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with related persons

Except as disclosed below, none of the following parties has, since our inception, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

●

Any of our directors or executive officers;

●

Any person proposed as a nominee for election as a director;

●

Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

●

Any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of any of the foregoing persons

●

Any person sharing the household of any director, executive officer, nominee for director or 5% shareholder of our Company.

On January 15, 2007, Shaun D. Langford our president, secretary, treasurer and sole director, agreed to loan up to $70,000 to the Company on an as-needed basis to fund the business operations and expenses of the Company until June 30, 2008.

Promoters and control persons

The promoter of the Company is Shaun D. Langford.

On December 23, 2006, the Company acquired a mineral claim from Mr. Langford. The cost of the claim and related geologist’s report charged by the Company to operations was $3,500, which represented the cost of the claim and report incurred by Mr. Langford for and on behalf of the Company. In consideration of Mr. Langford’s expense, the Company issued to Mr. Langford 3,500,000 shares of our common stock at a price of $0.001 per share.

Except for the transactions with Mr. Langford noted above, there is nothing of value to be received by each promoter, either directly or indirectly, from us. Additionally, except for the transactions noted above, there have been no assets acquired or are any assets to be acquired from each promoter, either directly or indirectly, from us.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our sole executive officer and director and his age and titles as of the date of this prospectus are as follows:

Name of Director	Age	Position
Shaun D. Langford	39	President, Secretary, Treasurer, and Director

Mr. Langford’s current term as a director of the Company commenced on December 13, 2006 and runs until the next annual meeting of the stockholders, unless earlier terminated.

Biographical Information

From January 1997 to December 2004, Mr. Langford was employed as sales marketing manager with Seniors Tours Canada. From January 2005 to January 2006, Mr. Langford was employed as marketing manager with Adventures Abroad. Both Seniors Tours Canada and Adventures Abroad are small group tour agencies. From May, 2006 to the present, Mr. Langford has been co-owner/operator of a company that develops, owns and renovates residential real estate in and around Vancouver, British Columbia, Canada.

Mr. Langford has a degree in marketing from Sir Sanford Fleming College in Peterborough, Ontario, Canada.

Mr. Langford provides his services on a part-time basis as required for our business. Mr. Langford presently commits approximately 25% of his business time to our business. Mr. Langford donates his management services to us free of charge.

Mr. Langford does not have formal training as a geologist and very limited training on the technical and managerial aspects of managing a mineral exploration company. His prior managerial positions have not been in the mineral exploration industry. Accordingly, we will have to rely on the technical services of others to advise us on the managerial aspects specifically associated with a mineral exploration company. We do not have any employees who have professional training or experience in the mining industry. We rely on independent geological consultants to make recommendations to us on work programs on our property, to hire appropriately skilled persons on a contract basis to complete work programs and to supervise, review, and report on such programs to us.

Significant Employees and Consultants

We have no significant employees other than Mr. Langford who is our sole director and officer. Mr. Langford is currently devoting 15 hours per week or 25% of his business time to Company affairs.

We conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal consulting agreements in place. We have a verbal arrangement with the consulting geologist who we expect will conduct the exploratory work on the DL Claim. We intend to pay this geologist the usual and customary rates received by geologists performing similar consulting services.

Mr. Langford is serving as the principal accounting officer of the Company. Mr. Langford has considerable practical working experience with the production and analysis of financial statements as a result of his past and current business activities.

Conflicts of Interest

Though Mr. Langford does not work with mineral exploration companies other than ours, he may in the future. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the future business activities of Mr. Langford.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our board of directors. As such, Mr. Langford acts in those capacities as our sole director.

Audit Committee Financial Expert

Mr. Langford is our sole director and does not qualify as an “audit committee financial expert.” We believe that the cost related to retaining such a financial expert at this time is prohibitive. Further, because we are in the start-up stage of our business operations, we believe that the services of an audit committee financial expert are not warranted at this time.

Role and Responsibilities of the Board

The Board of Directors oversees the conduct and supervises the management of our business and affairs pursuant to the powers vested in it by and in accordance with the requirements of the Revised Statutes of Nevada. The Board of Directors holds regular meetings to consider particular issues or conduct specific reviews whenever deemed appropriate.

The Board of Directors considers good corporate governance to be important to the effective operations of the Company. Our directors are elected at the annual meeting of the stockholders and serve until their successors are elected or appointed.  Officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors or until their earlier resignation or removal.

We presently do not pay our directors or executive officers any salary or consulting fees and do not anticipate paying them any compensation during the next 12 months in their capacities as directors and officers.

There are no family relationships among directors or executive officers of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock, as of the date of this registration statement, by (i) each person (including any group) who is known by us to beneficially own more than 5% of any class of the voting securities of the Company; (ii) each of our directors, and (iii) officers and directors as a group.

Each common share entitles the holder thereof to one vote in respect of any matters that may properly come before our stockholders. To the best of our knowledge, there exist no arrangements that could cause a change in voting control of the Company. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable.

Title of Class	Name and Address Of Owner	Relationship to Company	Shares Beneficially Owned	Percent Owned (1)
Common Stock	Shaun D. Langford 2678 Point Grey Rd. Vancouver, British Columbia V6K 1A5	Director, 5% Shareholder, President, Secretary and Treasurer	5,000,000	65.4%
Common Stock	All directors and executive officers as a group (one individual)		5,000,000	65.4%

(1)

The percent ownership of class is based on 7,643,750 shares of common stock issued and outstanding as of the date of this prospectus.

Under the rules of the Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

DESCRIPTION OF SECURITIES

General Provisions of Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share. As of the date of this prospectus, there were 7,643,750 shares of our common stock issued and outstanding that were held by 42 stockholders of record.

In the opinion of our attorney, Joseph I. Emas, all issued and outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable. Upon liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share, based on their percentage holdings, in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights.

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by the Board of Directors.

In the event of a merger or consolidation, the holders of common stock will be entitled to receive the same per share consideration.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada corporation by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.

Currently, we do not have 200 stockholders of record, nor do we have any stockholders of record with addresses in the State of Nevada. Furthermore, we do not conduct business in the State of Nevada and we do not intend to conduct business in the State of Nevada in the near future. Accordingly, the anti-takeover provisions contained in NRS Sections 78.378 to 78.3793 do not apply to us, and are not likely to apply to us in the foreseeable future.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, direct or indirect, in the Company or any of its subsidiaries.  Nor was any such person connected with the Company or any of its subsidiaries as a promoter, managing or the principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Joseph I. Emas, attorney, has assisted us in the preparation of this prospectus and registration statement and will provide counsel with respect to other legal matters concerning the registration and offering of the common stock.

LBB & Associates Ltd., LLP, Independent Registered  Public Accounting Firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  LBB & Associates Ltd., LLP has presented their report with respect to our audited financial statements. The report of LBB & Associates Ltd., LLP is included in reliance upon their authority as experts in accounting and auditing.

James M. McLeod, P. Geo. prepared the geological report for our mineral claim. The summary information of the geological report disclosed in this prospectus is in reliance upon the authority and capability of Mr. McLeod as a Professional Geoscientist.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons of pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

If a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on December 13, 2006 under the laws of the state of Nevada. On the date of our incorporation, we appointed Shaun D. Langford our director. Also effective the date of incorporation, Mr. Langford was appointed president, secretary and treasurer of the Company. Mr. Langford may be deemed to be our promoter.

GLOSSARY OF MINING TERMS USED IN THE PROSPECTUS

Abrasion - A form of mechanical weathering that occurs when loose fragments or particles of rocks and minerals that are being transported, as by water or air, collide with each other or scrape the surfaces of stationary rocks.

Adit - An underground entry that is open on one end (both entrance and exit) as opposed to a tunnel - that is open on both ends.

Aeoromagnetic - Measurements of the Earth's magnetic field gathered from aircraft. Magnetometers towed by an airplane or helicopter can measure the intensity of the Earth's magnetic field. The differences between actual measurements and theoretical values indicate anomalies in the magnetic field, which in turn represent changes in rock type or in thickness of rock units.

Anomaly - Any deviation from the norm (generally an increase in value) which may indicate the presence of mineralization in the underlying rock.

Base metal - The collective term for any and all non-precious metals. (eg. copper, lead, zinc, nickel, etc.)

Carboniferous period - A division of geological time from 360 to 290 million years ago. Named after the extensive coal seams ('carbon') deposited at the time.

Cell – The area of the mineral titles online grid maintained by the British Columbia Ministry of Mines shown electronically on a map of British Columbia.

Cell Claim - A claim consisting of one or more adjoining cells. A cell claim has the number of hectares determined by the registry's grid location of the cell.

Copper - A reddish or salmon-pink isometric mineral, the native metallic element of copper. It is ductile and malleable, a good conductor of heat and electricity, usually dull and tarnished.

Cretaceous - The final period of the Mesozoic era (after the Jurassic and before the Tertiary period of the Cenozoic era), thought to have covered the span of time between 144 and 65 million years ago; also, the corresponding system of rocks. It is named after the Latin word for chalk (“creta”) because of the English chalk beds of this age.

Epithermal - deposits found on or just below the surface close to ancient vents or volcanoes, formed at low temperature and pressure.

Encumbrance – Documents that may have a legal implication with respect to the mineral title against which they are registered but that have no effect on title ownership or status of a tenure for the purposes of the registry and are registered for information purposes.

Expiry Date - The date to which a claim is in good standing, which is one year after the date that a claim is recorded or registered, and thereafter including a revised expiry date.

Faults - In geology, faults are discontinuities (cracks) in the Earth's crust that are the result of differential motion within the crust. Faults are the source of many earthquakes that are caused by slippage vertically or laterally along the fault. The largest examples are at tectonic plate boundaries, but many small faults are known to exist that are far from active plate boundaries.

Feldspars - A group of rock-forming minerals, considered to be the most abundant of all minerals. All are aluminum silicates of soda, potash, or lime and all are closely related in structure and composition. Feldspars are the principal constituents of igneous and plutonic rocks.

Geochemical sampling - A method used to detect concealed bodies of metallic ores by means of chemical techniques. Samples of rock, soil or plant matter are gathered from a predefined area and sent to an analytical chemical laboratory to be measured for metal or mineral content.

Geological mapping -  The process of observing and measuring geological features in a given area and plotting these features, to scale, onto a map

Geophysics - The study of the earth by quantitative physical methods, especially by seismic reflection and refraction, gravity, magnetic, electrical, electromagnetic, and radioactivity methods.

Geophysical survey - A method used to determine the physical parameters of rock formations for the purpose of detecting a potential metallic source. Common properties measured include magnetism, specific gravity and electrical conductivity.

Glaciation - The process of covering the earth with glaciers or masses of ice.

Global Positioning System (GPS) – A satellite-based, positioning and navigation system that provides continuous, accurate and instantaneous positioning anywhere on earth.

Gold - A heavy, soft, yellow, ductile, malleable, metallic  element.

Greenstone - a metamorphic (cooked) rock whose green color is due to the presence of chlorite, epidote or actinolite. Commonly a loose term used to describe deformed, recrystallized volcanic and/or sedimentary rock which has a high amphibole content as a result of its original bulk composition.

Ground Survey – The verification of the position of the legal posts of a tenure on the ground using GPS coordinates.

Igneous - One of the three basic categories into which rocks can be classified, of which the other two are sedimentary and metamorphic. Igneous rocks are formed when molten rock (magma) cools and solidifies, with or without crystallization, either below the surface as intrusive (plutonic) rocks or on the surface as extrusive (volcanic) rocks. This magma can be derived from either the Earth's mantle or pre-existing rocks made molten by extreme temperature and pressure changes. Over 700 types of igneous rocks have been described, most of them formed beneath the surface of the Earth's crust.

Intermontane - Between mountains.

Intrusive rocks - Igneous rocks that crystallize below Earth's surface.

Intrusion - An igneous rock body that formed from magma that forced its way into, through or between subsurface rock units.

Jurassic - The geological period between 210 and 140 million years ago.

Lode - A rich accumulation of minerals in solid rock. Frequently in the form of a vein, layer or an area with a large concentration of disseminated particles. (See placer deposit for contrast.)

Magnetometer - A scientific instrument used to detect disturbances and irregularities in the earth's magnetic field caused by the presence of metal, excavated areas, burned areas, or other disturbances in the soil.

Massive - A term used in reference to a rock unit that is homogeneous in texture, fabric and appearance.

Mesothermal - Of a hydrothermal mineral deposit, formed at great depth at temperatures of 200-300°C.

Metamorphic rocks - Sometimes sedimentary and igneous rocks are subject to pressures so intense or heat so high that they are completely changed. They become metamorphic rocks, which form while buried within the Earth's crust. The process of metamorphism does not melt the rocks, but instead transforms them into denser, more compact rocks.

Mineral - Naturally occurring, inorganic solid with a definite chemical composition and an ordered internal structure.

Mineralogy -  The study of minerals - their composition, structure, formation, uses, properties, occurrence and geographic distribution.

Mineral Claim - A "mineral claim" refers to a specific section of land over which a title holder owns rights to explore for and extract minerals

Mineral Titles Online (MTO) - The Internet–based administration system used to register, maintain and manage tenure in British Columbia.

Mobile metal ion (MMI) - A proprietary soil sampling method and digestive chemical packages used in soil sample preparation prior to multi-element analyses for a variety of elements.

National Topographic System (NTS) – Latitude and Longitude – The system whereby a location on the earth's surface is measured in degrees, minutes, and seconds in relation to the equator and the Prime Meridian that intersects Greenwich, England, and is referred to as Latitude and Longitude.

Ore - A mixture of mineralized rock from which at least one  of the metals can be extracted at a profit.

Overburden - Worthless surface material covering a mineral deposit.

Paleozoic era - Major interval of geologic time that began about 540 million years ago with an extraordinary diversification of marine animals during the Cambrian Period and ended about 245 million years ago with the greatest extinction event in Earth history.

Palladium - A silver white metallic element belonging to the platinum group. Somewhat less expensive than platinum, it also does not tarnish, has good working properties and weighs only a little more than half as much making it a favored for use in large earrings. Palladium is sometimes alloyed with gold to obtain a greenish tint.

Physiographic - The physical features of the land, in particular its slope and elevation.

Placer deposit - An occurrence of generally unconsolidated sand and gravel that is found to contain valuable constituents, such as gold, tin, and diamonds.

Platinum - One of the three "precious metals" along with gold and silver, platinum is the rarest of them all. It is harder than the other precious metals and has a higher melting point, making it difficult to alloy and work with. Platinum is silvery-white in color, almost never causes allergic reactions and is resistant to tarnish.

Plutonic rocks - Rocks supposed to have been produced by igneous action in the depths of the Earth.

Porphyry - Any igneous rock in which relatively large, conspicuous crystals (called phenocrysts) are set in a fine-grained ground mass. Often associated with large tonnage copper deposits which are amenable to open pit mining.

Precious metal - Any of several metals, including gold and platinum, that have high economic value - metals that are often used to make coins or jewelry.

Prospect - a. The location or probable location of a mineral deposit. b. An actual or probable mineral deposit.

Prospecting - In the broad sense, prospecting refers to exploration. In the strict sense, prospecting describes the search for surface mineralized showings (by prospectors).

Quartzite - A stone which was formed in water deposited sediments and consists of sand grains which have been cemented together. It can be chipped, but is difficult to work.

Schist - Fine-grained rock, altered after formation by heat or pressure or both, so that mineral content is in roughly parallel layers. It can therefore be split into thin plates

Soil sampling - The collecting of samples of soil, usually 2 pounds per sample, from soil thought to be covering mineralized rock. The samples are submitted to a laboratory that will analyze them for mineral content

Showings – Appearances.

Sinkhole - A depression in the land surface that results from the collapse or slow settlement of underground voids produced by solution weathering. The rock being dissolved is normally limestone but can also be salt, gypsum or dolostone.

Skarn - A term used to describe the metamorphic rocks surrounding an igneous intrusive where it comes in contact with a limestone or dolomite rock formation. A highly altered rock generally because the addition of large amounts of silica, aluminum, iron and magnesium often due to contact metamorphism of limestone, dolomite or the addition of limey minerals at some into the pre-altered rock.

Syenite - A coarse-grained intrusive igneous rock of the same general composition as granite but with the quartz either absent or present in relatively small amounts. The feldspars are alkaline in character and the dark mineral is usually hornblende. Soda-lime feldspars may be present in small quantities. The term syenite was originally applied to hornblende granite like that of Syene in Egypt, from which the name is derived.

Trenching - The digging of long, narrow excavation through soil, or rock, to expose mineralization.

Vein - A crack in the rock that has been filled by minerals that have traveled upwards from a deeper source

VLF electromagnetic survey a ground survey technique using very low frequency (3-30 to 30 kilohertz) electromagnetic waves

28

Volcanic rocks - Igneous rocks formed from magma that has flowed out of or has been violently ejected from a volcano.

DESCRIPTION OF BUSINESS

In General

The Company was incorporated in Nevada on December 13, 2006. We are an exploration stage company (i.e. a company engaged in the search for mineral deposits (reserves) which are not in either the development or production stage). We will be engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover.

We currently own a 100% interest in a mineral claim known as the DL Claim, located in British Columbia, Canada. We do not own any other claims and have no current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future. The DL Claim is without known reserves. There is no assurance that a commercially viable mineral deposit exists on the DL Claim.

Mineral property exploration is typically conducted in phases.  Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. Our consulting geologist has recommended a three phase process of exploration for the DL Claim.  We have not yet commenced the initial phase of exploration.  Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with the next phase based upon the analysis of the results of the preceding phase. Management will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work on the DL Claim in order to ascertain whether it possesses economic quantities of precious metals. There can be no assurance that an economic mineral deposit exists on the DL Claim until appropriate exploration work is completed. Even if we complete our proposed exploration programs on the DL Claim and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

About Our Mineral Claims

In December, 2006, the Company retained James W. McLeod, P. Geo., to identify and acquire a mining claim in the Osoyoos mining district of British Columbia demonstrating good potential for precious metals mineralization. Mr. McLeod is a registered Professional Geoscientist and a member in good standing with the Association of Professional Engineers and Geoscientists of the Province of British Columbia, Canada. Mr. McLeod graduated from the University of British Columbia in 1969 with a Bachelor of Science degree in Geology and has worked as a geologist for 37 years since graduation.

Mr. McLeod has no family or other relationship with our sole executive officer and director, Shaun D. Langford.

Further to his retainer, Mr. McLeod acquired the claim known as the DL Claim from the Province of British Columbia under the British Columbia Mineral Tenure Act and then transferred it to our president Mr. Langford. Mr. Langford subsequently transferred the beneficial interest in the claim to the Company, while retaining the legal interest in the claim, in trust for the Company, as more fully described below.

The DL Claim is the only property in the Company's portfolio. It consists of seven contiguous cells staked and recorded with the Ministry of Energy, Mines and Petroleum Resources for the Province of British Columbia (the “Ministry of Mines”) under the British Columbia Mineral Tenure Act as follows:

Name of Mineral Claim	Area in Hectares	Tenure Number	Expiry Date
DL	148 (1)	547506	December 15, 2007

(1) approximately 365 acres

A cell is the area of the mineral titles online grid maintained by the Ministry of Mines shown electronically on a map of British Columbia. A cell claim has the number of hectares determined by the registry's grid location of the cell.

The DL Claim is located in southern British Columbia, on the Canada-US border, approximately four air miles southwest of the Town of Osoyoos. The mineral claim area may be located on the NTS map sheet, 82E/4E. At the center of the property the latitude is 49° 0’ 30" N and the longitude is 119° 29’ 30" W. The claim is motor vehicle accessible from Osoyoos by traveling two miles west along Highway #3 and then approximately 4.5 miles south by gravel ranch roads.

The Town of Osoyoos offers much of the necessary infrastructure required to base and execute an exploration program (e.g. accommodations, communications, much equipment and supplies). Osoyoos is also highway accessible from Vancouver, British Columbia by traveling over Highway #3, in the time it takes to travel 300 miles. The overnight Greyhound bus service to Vancouver is a popular way to send in samples and to receive specialty equipment and supplies.

The DL Claim lies within the Dry Interior Belt of British Columbia and experiences about 15 inches of precipitation annually, of which about 20% may occur as a snow equivalent. The summers can experience hot weather, while the winters are generally mild and last from December through March.

The Province of British Columbia owns the land covered by the mineral claim. To our knowledge, there are no aboriginal land claims that might affect our title to the mineral claim or the Province’s title to the property.

Our mineral claim is unencumbered and in good standing and there are no third party conditions which affect it other than conditions defined by the Province of British Columbia described below. We have no insurance covering the claim. We believe that no insurance is necessary since the claim is unimproved and contains no buildings or improvements.

Geological Report on the DL Claim

In addition to identifying and acquiring the DL Claim on behalf of the Company, James. W. McLeod, P. Geo., also prepared a geological evaluation report on the DL Claim. This report, dated December 23, 2006 and exhibited to this prospectus as Exhibit 99.1, summarizes the results of the history of the exploration of the DL Claim, the regional and local geology of the DL Claim and the mineralization and the geological formations identified as a result of any prior exploration. The report also gives conclusions regarding potential mineralization of the DL Claim and recommends a geological exploration program. The description of the DL Claim in this prospectus is based on Mr. McLeod’s geological evaluation report.

The work completed by Mr. McLeod in preparing the geological report consisted of a personal visit to the claim property and a review of geological data from previous exploration within the region. The acquisition of this data involved the research and investigation of historic files to locate and retrieve data and information acquired by previous exploration companies in the area of the mineral claim.

In order to maintain the DL Claim in good standing, we must complete minimum exploration and development work on the mineral claim and file confirmation of the completion of the work with the Ministry of Mines or pay to the Ministry of Mines a fee equal to the minimum exploration and development work that must be performed. The completion of mineral exploration and development work or payment in lieu of exploration and development work in any year will extend the existence of our mineral claim for one additional year. Our mineral claim is currently in good standing until December 15, 2007. The minimum exploration and development work that must be performed and/or the fee for keeping our claim current is equal to $4 CAD (approximately $3.50 USD) per hectare for the first three years and $8 CAD (approximately $7 USD) per hectare thereafter. As the DL Claim has an area of approximately 148 hectares, we will must complete minimum exploration and development work or pay a minimum fee of $592 CAD (approximately $515 USD) each year prior to December 15 for the first three years, in order to keep the DL Claim current. Thereafter, the minimum exploration and development work/fee payable will increase to $1,184 CAD (approximately $1,032 USD) per year. If we fail to perform and record valid exploration and development work or pay the equivalent sum by the anniversary dates, our mineral claim will lapse and we will lose all interest in our mineral claim.

Under the British Columbia Mineral Tenure Act, title to British Columbia mineral claims can only be held by individuals or British Columbia corporations. Because of this regulation, Mr. Langford is holding the DL mineral claim in trust for us (under the trust agreement exhibited to this prospectus as Exhibit 10.2) until we can determine whether there is a commercially viable mineral deposit on our claim. If we determine that there is a commercially viable mineral deposit on our claim, we will incorporate a British Columbia corporation to hold title to the claim and Mr. Langford will transfer the claim to the corporation. The transfer will be at no cost to us other than the nominal government transfer fee and the costs associated with the incorporation of the British Columbia corporation.

Previous operations

We are not aware of any previous exploration or other mining operations on the DL Claim property.

Present condition of DL Claim property

We have yet to explore or access our mineral claims. However, according to our geological report, we should expect to find an area of moderately rounded, open range, plateau terrain that has been surficially altered both by the erosional and depositional (drift cover) effects of glaciation. The claim area ranges in elevation from 2,350 feet to 2,850 feet mean sea level.

The claim area lies on the western side of the Okanogan valley containing a series of north to south draining, large freshwater lakes. In the immediate area of the mineral claim there are occurrences of a number of small freshwater lakes and mineral-rich potholes.

Work completed to date

We have not completed any work on the DL Claim property.

Current state of exploration and/or development

Nil

Plant and equipment

There is no equipment, infrastructure or electricity on the DL Claim property. Electrical power required to conduct exploration activities will be provided by gas or diesel generators that we will bring on site.

Cost of Property

The aggregate cost of the DL Claim and related geologist’s evaluation report was $3,500.

History of Local and General Mineral Claim Area

The recorded mining history of the general area dates from the late 1800’s when the widespread search for gold (placer) was on. The local area received attention during the period, 1920's to 1940's. The general area received much attention during the post World War II era. During the period of the mid 1950’s through the 1980’s the search for larger tonnage copper, gold and platinum group elements prevailed. A significant number of showings and skarn and porphyry prospects were discovered within this northwesterly trending belt. A number of them were exploited, such as the gold deposits at Hedley, British Columbia and the copper (gold-palladium) deposits at Copper Mountain, Princeton, British Columbia, areas lying to the west of the DL Claim.

Regional Geology

The general claim area is underlain by northwest trending metamorphic rocks assigned to the Kobau Group and thought to be of Carboniferous period age. These units occur mainly as quartzite, schist and greenstone and appear mainly derived from sedimentary rocks. These older units are cut in many places by Jurassic-Cretaceous aged Nelson Plutonic Rocks that exhibit a wide range in composition.

Local Geology

The DL Claim is situated in the Intermontane Belt of south-western British Columbia at the southern-end of the Thompson plateau. The oldest rocks observed in the local area are those of the Paleozoic era, Carboniferous period age Kobau Group. These units are observed to be in contact with or intruded by younger Nelson Plutonic Rocks.

Geology of Our Mineral Claim

The geology of the DL Claim may be described as being underlain by metamorphic units of the Kobau Group that are observed to be intruded by Nelson Plutonic Rocks mainly as syenites.

Deposit Type

The deposit types that historically predominate in the general area are as the porphyry-type base and precious metal (copper-gold-palladium or copper-molybdenum) occurrence with peripheral base and precious metal occurrences as veins and/or contact zones of mineralization. Locally the lode gold is seen to occur in quartz veins.

Mineralization

Mr. McLeod has observed in places within the general area pyrite-pyrrhotite-chalcopyrite mineralization as mesothermal replacements or vein-type of occurrences that lie peripheral to the porphyry-type occurrence in the enclosing and underlying intrusives and the overlying volcanic tuffs (volcanic skarn). These occurrences were observed in the massive volcanic units and in medium grain-sized intrusive rock within steeply dipping to vertical fissure/fault zones with some dissemination in the adjacent wallrock. Alteration accompanying the pyritization is often observed as epidote-chlorite-calcite-(sericite)-magnetite, or a propylitic alteration assemblage.

South of the 49th Parallel in Okanogan County, Washington State, Mr. McLeod has examined mineralization occurring on the For Jeannie mineral claims as gold and silver within a quartz (vein) or larger fracture-welded zone.

Geophysics of Our Mineral Claim

Based on his review and analysis of aeromagnetic results from a survey conducted by Geoterrex Limited of Toronto, Ontario during the period October 1969 to April 1972, Mr. McLeod observes in his report that there is a moderate magnetic inflection across the central portion of the DL Claim in a northwest direction. The direction of the inflection and a change in gradient between the west and east flanks suggests a structural feature - i.e. a possible northwest trending and possible southwest dipping fault, fold or rock unit contact. These suggested types of features are known to, at times, enhance the possibility of being more receptive to mineralizing fluids ascending from underlying intrusions.

Adjacent Properties and Properties in the General Area

The DL Claim lies in a general area that has undergone some surface and underground exploration work and where active surface exploration work is presently being undertaken.

A mineral prospect to the south of the DL Claim (Blanche - at the 49th Parallel in Washington State) has been observed to contain gold and silver values in a quartz vein in several underground workings. Two adits of 80 ft. and 100 ft., respectively, returned a value of $56 gold, at 1938 prices, across a quartz vein width of 42-48 inches.

Proposed Program of Exploration and Development

Mr. McLeod states in his report that DL Claim’s good geological setting and interesting aeromagnetic data encourages the recommendation to conduct exploration work on the property.

Mr. McLeod believes that the mineralization encountered to date in neighboring areas is possibly indicative of a larger mineralized system in the general area.  The glacial drift covered parts of the DL Claim offer good exploration areas because of their proximity to known mineralization, geological setting and generally a lack of exploration testing. Also, remote sensing as aeromagnetic results may indicate possible exploration areas of interest within the DL Claim.

Based on the foregoing, Mr. McLeod recommends that detailed prospecting and hand trenching surveys of the DL Claim area should be undertaken if and when the Company is in a position to do so. Mr. McLeod furthers offers a three phase exploration proposal with cost and time estimates associated with each phase.

Phase One explorations will consist of detailed prospecting and mineralization mapping, followed by mobile metal ion (“MMI”) soil samplings and analyses. This phase is estimated to cost $9,000 and to take eight-ten weeks to complete.

Phase Two explorations will consist of magnetometer and VLF electromagnetic, grid controlled, surveys over the areas of interest determined by the Phase One explorations. This phase is estimated to cost $12,000 and to take two-three weeks to complete. Included in this cost estimate are transportation, accommodation, board, grid installation, both of the geophysical surveys, maps and report.

Phase Three explorations will consist of induced polarization survey over grid controlled anomalous zones of interest outlined by Phase One and Phase Two fieldwork plus hoe or bulldozer trenching, mapping and sampling of bedrock anomalies. This phase of exploration is estimated to cost $40,000 and to take two-three weeks to complete. Included in this estimated cost are assays, detailed maps and reports.

The three phase exploration proposal and cost estimates are offered with the understanding that consecutive phases are contingent upon positive (i.e. encouraging) results being obtained from each preceding phase.

Raw Materials

The raw materials for our exploration program will be items including camp equipment, sample bags, first aid supplies, groceries and propane. All of these types of materials are readily available in either the City of Vancouver or Town of Osoyoos in British Columbia, Canada from a variety of suppliers.

Intellectual Property and Agreements

We have no intellectual property such as patents or trademarks. Additionally, we have no royalty agreements or labor contracts.

Compliance with Government Regulations

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Province of British Columbia, Canada. The main agency that governs the exploration of minerals in the Province of British Columbia is the Ministry of Mines. The Ministry of Mines manages the development of British Columbia’s mineral resources, and implements policies and programs respecting their development while protecting the environment. In addition, the Ministry of Mines regulates and inspects the exploration and mineral production industries in British Columbia to protect workers, the public and the environment.

The material legislation applicable to us is the British Columbia Mineral Tenure Act, and the British Columbia Mines Act, as well as the Health, Safety and Reclamation Code and the Mineral Exploration Code. The Mineral Tenure Act and its regulations govern the procedures involved in the location, recording and maintenance of mineral titles in British Columbia. The Mineral Tenure Act also governs the issuance of leases which are long term entitlements to minerals.

All mineral exploration activities carried out on a mineral claim or mining lease in British Columbia must be done in compliance with the Mines Act. The Mines Act applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment. It outlines the powers of the Chief Inspector of Mines to inspect mines, the procedures for obtaining permits to commence work in, on or about a mine, and other procedures to be observed at a mine. Additionally, the provisions of the Health, Safety and Reclamation Code for mines in British Columbia contain standards for employment, occupational health and safety, accident investigation, work place conditions, protective equipment, training programs, and site supervision. Also, the Mineral Exploration Code contains standards for exploration activities including construction and maintenance, site preparation, drilling, trenching and work in and about a water body.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. If the exploration activities require the falling of timber, then either a free use permit or a license to cut must be issued by the Ministry of Forests. Items such as waste approvals may be required from the Ministry of Environment if the proposed exploration activities are significantly large enough to warrant them. Waste approvals refer to the disposal of rock materials removed from the earth which must be reclaimed. An environmental impact statement may be required.

We have not budgeted for regulatory compliance costs in the proposed work program recommended by the geological report.

We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position, or us in the event that a potentially economic deposit is discovered.

If we anticipate disturbing ground during our mineral exploration activities, we will be required to make an application under the Mines Act for a permit. A permit is issued within 45 days of a complete and satisfactory application. We do not anticipate any difficulties in obtaining a permit, if needed. The initial exploration activities on the DL Claim (geochemical sampling and reconnaissance work, grid preparation, geological mapping, and magnetometer and soil surveys) do not involve ground disturbance and as a result do not, at this time, require a work permit. Any follow-up trenching and/or drilling will require permits, applications for which will be submitted well in advance of the planned work.

If we enter the production phase, of which there is no assurance, the cost of complying with permit and regulatory environment laws will be greater because the impact on the project area is greater. Permits and regulations will control all aspects of the production program if the project continues to that stage. The regulatory requirements that we will have to meet will likely include:

(i)	Ensuring that any water discharge meets drinking water standards;

(ii)	Dust generation will have to be minimal or otherwise re-mediated;

(iii)	Dumping of material on the surface will have to be re-contoured and re-vegetated with natural vegetation;

(iv)	All materials to be left on the surface will need to be environmentally benign;

(v)	Ground water will have to be monitored for any potential contaminants;

(vi)	The socio-economic impact of the project will have to be evaluated and, if deemed negative, will have to be re-mediated; and

(vii)	There will have to be an impact report of the work on the local fauna and flora including a study of potentially endangered species.

Competition

As an exploration stage company, we compete with other mineral resource exploration and development companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration and development companies with whom we compete have greater financial and technical resources than we do. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could adversely impact our ability to finance further exploration and to achieve the financing necessary for us to develop our mineral property.

Employees

As of the date of this prospectus, we have no employees other than our sole executive officer and director. We do not intend any material change in the number of employees over the next 12 month. We are conducting and intend to conduct our business largely through consultants on a contract basis.

Reports to Security Holders

Although we are not required to deliver an annual report to security holders, we intend to voluntarily send an annual report to security holders and this annual report will include audited financial statements.

This prospectus and exhibits will be contained in a Form SB-2 registration statement that will be filed with the Securities and Exchange Commission (the “Commission”). We will become a reporting company after this prospectus has been declared effective by the Commission. As a reporting company we will be required to file quarterly, annual, quarterly, beneficial ownership and other reports with the Commission. However, unless we have the requisite number of shareholders we are only obliged to report to the Commission for one year.

You may read and copy any materials we file with the Commission at the Commission's Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Since we are an electronic filer, the easiest way to access our reports is through the Commission's Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission’s Internet site is http://www.sec.gov.

MANAGEMENT’S DISCUSSSION AND ANALYSIS

Plan of Operation

The following discussion and analysis should be read in conjunction with the information set forth in the Company’s audited financial statements and related notes for the period ended March 31, 2007.

Plan of Operation for the Next 12 Months

Our plan of operation for the next 12 months is to conduct mineral exploration activities on the DL Claim in order to assess whether the property contains commercially viable mineral deposits. We have not, nor has any predecessor, identified any commercially exploitable reserves of minerals on the DL Claim.

The specifics of our plan of operation over the next 12 months with respect to the three phase exploration program recommended by our consulting geologist are as follows:

1.

We plan to conduct Phase One of the exploration program in the summer of 2007. This phase of the exploration program is expected to cost approximately $9,000.

2.

If the Phase One exploration program report identifies favorable rock formations and structures with elevated metal values, we will plan and conduct a Phase Two program. Our consulting geologist has indicated that we should budget approximately $11,000 for our Phase Two program.

3.

If the Phase Two exploration program results continue to confirm elevated metal values at specific hand drilled targets we would consider Phase Two a success and would plan for a Phase Three exploration program. The Phase Three exploration program is expected to cost at least $40,000.

Phase One and Phase Two (if found advisable) explorations will likely occur within the next 12 months. The total budgeted cost for these two phases of exploration is $20,000.

We have no need for and do not plan to purchase any plant or significant equipment over the next 12 months.

We anticipate that we will incur the following expenses over the next twelve months:

Category	Planned Expenditures Over The Next 12 Months (US$)
Legal and Accounting Costs(1)	12,000.00
Office Expenses	3,000.00
Mineral Property Exploration Expenses	20,000.00
TOTAL	$35,000.00

Notes:
(1)	Excluding the estimated costs of this Offering of $13,000.

SEC Filing Plan

We intend to become a reporting company in 2007 after our registration statement on SB-2 is declared effective. This means that we will file documents with the US Securities and Exchange Commission on a quarterly basis. We expect to incur filing costs of approximately $2,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $5,000 for legal costs to pay for three quarterly filings, one annual filing, a final prospectus filing, and a Form 8-A filing in order to complete registration our common stock. These estimated costs are included under Legal and Accounting Costs above.

As at March 31, 2007, we had a cash balance of $47,686. We have enough money through cash on hand and shareholder loan commitments to meet our budgeted cash requirements over the next 12 months. If additional funds become required, however, the additional funding will come from equity financing from the sale of our common stock, additional shareholder loan commitments and/or the sale of part of our interest in our mineral claims. If we are not successful in raising additional financing, we anticipate that we will not be able to proceed with our business plan. In such a case, we may decide to discontinue our current business plan and seek other business opportunities in the resource sector. Any business opportunity would require our management to perform diligence on possible acquisition of additional resource properties. Such due diligence would likely include purchase investigation costs such as professional fees by consulting geologists, preparation of geological reports on the properties, conducting title searches and travel costs for site visits. It is anticipated that such costs will not be sufficient to acquire any resource property and additional funds will be required to close any possible acquisition. During this period, we will need to maintain our periodic filings with the appropriate regulatory authorities and will incur legal and accounting costs. If no other such opportunities are available and we cannot raise additional capital to sustain minimum operations, we may be forced to discontinue business. We do not have any specific alternative business opportunities in mind and have not planned for any such contingency.

We may consider entering into a joint venture partnership by linking with a major resource company to provide the required funding to complete our Phase Three exploration program. We have not undertaken any efforts to locate a joint venture partner for Phase Three. If we enter into a joint venture arrangement, we will likely assign a percentage of our interest in our mineral claims to the joint venture partner.

Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future. We base this expectation, in part, on the fact that very few mineral claims in the exploration stage ultimately develop into producing, profitable mines. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These factors include the following:

●

our ability to raise additional funding;

●

the market price for minerals that may be found on the DL Claim;

●

the results of our proposed exploration programs on the mineral property; and

●

our ability to find joint venture partners for the development of our property interests

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern.

Results of Operations for Period From Inception Through March 31, 2007

We have had no operating revenues since our inception on December 13, 2006 through to the period ended March 31, 2007, but have incurred operating expenses in the amount of $10,189 for the same period. Our activities have been financed from the proceeds from share subscriptions. From our inception through March 31, 2007, we have raised a total of $54,375 from private offerings of our securities.

We have received a going concern opinion from our auditors because we have not generated sufficient revenues since our inception to cover our expenses and are therefore sustaining losses. During our first fiscal year ended March 31, 2007, we incurred a net loss of $(10,189), which resulted in an accumulated deficit of $(10,189).

Our financial statements are prepared in accordance with U.S. generally accepted accounting principles.  We have expensed all development costs related to our establishment.

Liquidity and Capital Resources

Since its inception, the Company has financed its cash requirements from cash generated from the sale of common stock.

The Company’s principal sources of liquidity as of March 31, 2007 consisted of $47,686 in cash and cash equivalents, a Visa account with $5,000 CAD credit limit and a $70,000 shareholder loan facility.

Since inception through to and including March 31, 2007, we have raised $54,375 through private placements of our common shares.

Under the shareholder loan facility from Shaun D. Langford, loan advances to or on behalf of the Company bear interest at 5% per annum, calculated and compounded annually, not in advance. The Company is required to repay the outstanding principal and interest at any time after June 30, 2008, on demand. Prepayment of all or a portion of the outstanding principal and interest may be made by the Company at any time without notice, bonus or penalty. The amount outstanding under the shareholder loan facility was nil as of March 31, 2007.

The Company has a credit card facility through Royal Bank of Canada. Purchase interest and cash advance rates are both 18.50%.

We believe the Company will have adequate resources to implement its strategic objectives in upcoming quarters.

We anticipate that we will need to have additional funds available when Mr. Langford’s financing commitments expire on June 30, 2008. We expect to have the appropriate financing commitments in place well in advance of June 30, 2008, although we cannot guarantee that we will be able to obtain such additional financing, on acceptable terms, or at all, which may require us to reduce our operating costs and other expenditures, including reductions of personnel and capital expenditures. Failure to raise new capital or to operate a viable business with reduced operating costs and other expenditures may cause the business to fail, which in turn will result in the loss of the investments of our investors.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration of our mineral claims and our venture will fail.

Off-balance sheet arrangements

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

DESCRIPTION OF PROPERTY

For its executive and head office, the Company shares space with a business office located at 2678 Point Grey Rd., Vancouver, British Columbia, Canada. The office is being provided free of charge by a director as an accommodation to the Company.

The description of our mineral claim is set out above under the section entitled “Description Of Business.”

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTTERS

Market Information

There is presently no public market for our common stock.  We intend to seek the creation of such a market by contacting an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board, a quotation medium for subscribing members of the NASD, upon the registration statement of which this prospectus forms a part becoming effective.  Only market makers can apply to quote securities on the OTC Bulletin Board. We have had preliminary discussions with an authorized OTC Bulletin Board market maker with the intent of entering into an agreement for sponsorship of our common stock for quotation on the OTC Bulletin Board. If we are able to engage a market maker, we anticipate that it will take approximately two months following submission of the application to the NASD for our securities to be quoted on the OTC Bulletin Board. However, our common stock may never be quoted on the OTC Bulletin Board or, if quoted, a public market in the stock may never materialize.

Our common stock is a penny stock. Penny stocks are generally equity securities with a price of less than $5, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. The penny stock rules require a broker-dealer, before a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for  penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and  format, as the Commission shall require by rule or regulation.  The broker-dealer also must provide, before effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, before a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. Therefore, it may be difficult or impossible for stockholders to sell those securities.

Grants of Options, Warrants or Securities Convertible Into Equity

To date, we have not granted any options or warrants to purchase, or securities convertible into, common equity of the Company.

Rule 144 Shares

In general, under Rule 144 of the Securities Act, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell, within any three month period, a number of shares that does not exceed the greater of:

(1) 1% of the number of shares of the company's common stock then outstanding, which equals approximately 76,437 shares of the common stock of the Company as of the date of this prospectus; or (2) the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Under Rule 144(k), a person who is not one of the Company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

We have no stock that could be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the Selling Stockholders or to any other persons.

Shares to be Sold

We have agreed to register 2,643,750 shares of our common stock for sale by the Selling Stockholders.

Holders of Our Common Stock

As of the date of this registration statement, we had 42 holders of record of our common stock.

Dividends

We have never paid dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. The declaration and payment of dividends is at the discretion of our Board of Directors. Any determination as to the payment of dividends in the future will depend upon results of operations, capital requirements, and restrictions in loan agreements, if any, and such other factors as the Board of Directors may deem relevant.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.   The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Equity Compensation Plan

We have no compensation plans under which our equity securities are authorized for issuance.

Transfer Agent

The name, address and telephone number of our transfer agent is as follows:

Empire Stock Transfer Inc.
2470 St. Rose Pkwy, Suite 304
Henderson, NV 89074

702-818-5898

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to us for the period from our inception through the fiscal period ending March 31, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compen-sation ($)	Total ($)
Shaun D. Langford President & Director	2007	0	0	0	0	0	0	0	0

Option/SAR Grants

We made no grants of stock options or stock appreciation rights to Shaun D. Langford during the period from our inception on December 13, 2006 through the fiscal period ending March 31, 2007.

Compensation of Directors

Our directors do not receive salaries for serving as directors.

Employment contracts and termination of employment and change-in-control arrangements

There are no employment agreements between the Company and Shaun D. Langford.

FINANCIAL STATEMENTS

Index to Financial Statements:

F-1

1.

Report of Independent Registered Public Accounting Firm

F-2

2.

Financial Statements

a.

Balance Sheet

F-3

b.

Statement of Operations

F-4

c.

Statement of Stockholders’ Equity

F-5

d.

Statement of Cash Flows

F-6

e.

Notes to Financial Statements

F-7 to F-9

ELRAY RESOURCES, INC.

(AN EXPLORATION STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-2

Financial Statements

Balance Sheet	F-3

Statement of Operations	F-4

Statement of Stockholders’ Equity	F-5

Statement of Cash Flows	F-6

Notes to Financial Statements	F-7 to F-9

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Elray Resources, Inc.

Vancouver, British Columbia, Canada

We have audited the accompanying balance sheet of Elray Resources, Inc. (the “Company”) as of March 31, 2007, and the related statements of operations, stockholders' equity, and cash flows for the period from December 13, 2006 (Inception) through March 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elray Resources, Inc. as of March 31, 2007, and the results of its operations and its cash flows for the period from December 13, 2006 (Inception) through March 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company's absence of significant revenues, recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2008 raise substantial doubt about its ability to continue as a going concern. The 2007 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LBB & Associates Ltd., LLP

Houston, Texas

May 17, 2007

ELRAY RESOURCES, INC.

(AN EXPLORATION STAGE COMPANY)

BALANCE SHEET

As of March 31, 2007

ASSETS

Current assets
Cash	$ 47,686
Total current assets	$ 47,686

Total assets	$ 47,686
LIABILITIES AND STOCKHOLDERS’ EQUITY

Total liabilities	$ -

STOCKHOLDERS’ EQUITY:
Common stock, $.001 par value, 75,000,000 shares authorized, 7,643,750 shares issued and outstanding	7,644
Additional paid in capital	50,231
Deficit accumulated during the exploration stage	(10,189)
Total stockholders’ equity	47,686

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 47,686

See accompanying summary of accounting policies and notes to financial statements.

ELRAY RESOURCES, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENT OF OPERATIONS

For the period from December 13, 2006 (Inception) through March 31, 2007

Inception through March 31,
2007

General and administrative expenses:
Professional fees	$ 6,394
Impairment	3,500
Other	295
Total general and administrative expenses	10,189

Net loss	$ (10,189)

Net loss per share:
Basic and diluted	$ (0.00)

Weighted average shares outstanding:
Basic and diluted	5,660,938

See accompanying summary of accounting policies and notes to financial statements.

ELRAY RESOURCES, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY

Period from December 13, 2006 (Inception) through March 31, 2007

	Common stock		Additional paid-in capital	Deficit accumulated during the exploration stage	Total
	Shares	Amount
Issuance of common stock for cash to founders	1,500,000	$ 1,500	$ -	$ -	$ 1,500
Issuance of common stock in settlement of debt	3,500,000	3,500	-	-	3,500
Issuance of common stock for cash	2,643,750	2,644	50,231	-	52,875
Net loss for the period	-	-	-	(10,189)	(10,189)

Balance, March 31, 2007	7,643,750	$ 7,644	$ 50,231	$ (10,189)	$ 47,686

See accompanying summary of accounting policies and notes to financial statements.

ELRAY RESOURCES, INC.

(A EXPLORATION STAGE COMPANY)

STATEMENT OF CASH FLOWS

For the period from December 13, 2006 (Inception) through March 31, 2007

Inception through March 31,
2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (10,189)
Adjustments to reconcile net deficit to cash used by operating activities:
Impairment	3,500
CASH FLOWS USED IN OPERATING ACTIVITIES	(6,689)

CASH FLOWS FROM FINANCING ACTIVITY
Proceeds from sale of common stock	54,375
CASH FLOWS PROVIDED BY FINANCING ACTIVITY	54,375

NET INCREASE IN CASH	47,686
Cash, beginning of period	-
Cash, end of period	$ 47,686

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$ -
Income taxes paid	$ -
NON CASH TRANSACTIONS
Issue of common stock in settlement of debt	$ 3,500
Issue of debt for mining interest and report	$ 3,500

See accompanying summary of accounting policies and notes to financial statements.

ELRAY RESOURCES, INC.

(AN EXPLORATION STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES

Nature of Business

Elray Resources Inc. (“Elray” or the “Company”) was incorporated in Nevada on December 13, 2006.  Elray is an exploration stage company and has not yet realized any revenues from its planned operations.  Elray is currently in the process of acquiring certain mining claims.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet.  Actual results could differ from those estimates.

Basic Loss Per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Mineral properties

Cost of license acquisition, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred. Costs of acquisition are capitalized subject to impairment testing, in accordance with FAS 144, “ Accounting for the Impairment or Disposal of Long-Lived Assets”, when facts and circumstances indicate impairment may exist.

Comprehensive Income

The Company has adopted SFAS No 130-“ Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Cash and cash equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Income taxes

Elray follows Statement of Financial Accounting Standards Number 109 (SFAS 109), “Accounting for Income Taxes.” Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

Recent Accounting Pronouncements

Elray does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – GOING CONCERN

Elray has recurring losses and has a deficit accumulated during the exploration stage of $10,189 as of March 31, 2007.  Elray’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, Elray has no current source of revenue. Without realization of additional capital, it would be unlikely for Elray to continue as a going concern.  Elray’s management plans on raising cash from public or private debt or equity financing, on an as needed basis and in the longer term, revenues from the acquisition, exploration and development of mineral interests, if found.  Elray’s ability to continue as a going concern is dependent on these additional cash financings, and, ultimately, upon achieving profitable operations through the development of mineral interests.

NOTE 3 - MINERAL PROPERTY

During the period, the Company acquired a 100% interest in a mining claim, as well as a technical mining report on the property, in the Osoyoos mining district of British Columbia, Canada for cash consideration of $3,500.  The consideration was paid by the director of the Company and the debt was subsequently settled for shares.  The property is being held in trust for the Company by a third party.

As there are no proven mineral reserves on the property, Elray has recorded an impairment of $3,500 related to the cost of property and report acquisition.

NOTE 4 – INCOME TAXES

The provision for Federal income tax consists of the following:

March 31,
2007
Refundable Federal income tax attributable to:
Current operations	$ 3,500
Less, change in valuation allowance	(3,500)
Net provision for federal income taxes	$ -

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

March 31,
2007
Deferred tax asset attributable to:
Net operating loss carryover	$ 3,500
Less, change in valuation allowance	(3,500)
Net deferred tax asset	$ -

At March 31, 2007, Elray had an unused net operating loss carryover approximating $10,000 that is available to offset future taxable income; it expires beginning in 2027.

NOTE 5 – COMMON STOCK

At inception, Elray issued 1,500,000 shares of stock to its founding shareholder for $1,500 cash.

During the period, Elray issued 3,500,000 shares of stock to its founding shareholder to settle debt of $3,500.

During the period ended March 31, 2007, Elray issued 2,643,750 shares of stock for $52,875 cash.

NOTE 6 – COMMITMENTS

Elray neither owns nor leases any real or personal property, an officer has provided office services without charge.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

A shareholder of the Company has offered a shareholder loan facility up to $ 70,000.  The loan facility bears interest at 5% per annum and would be required to be repaid on demand after June 30, 2008.  As at March 31, 2007, the amount outstanding under the shareholder loan facility was $ nil.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Since inception, we have had no changes in or disagreements with our principal independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act with the Securities and Exchange Commission (the “Commission”) with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of the registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the Company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the Company. You may inspect and make copies of the registration statement, exhibits and schedules filed with the Commission at the Commission’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C.. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

To the extent that indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Commission registration fee	3.25
Printing and Copying	496.75
Transfer agent fees	1,000.00
EDGAR agent fees	500.00
Accounting fees and expenses	1,500.00
Auditor fees and expenses	4,000.00
Legal fees and expenses	5,000.00
Miscellaneous	500.00
Total	$13,000.00

All amounts are estimates, other than the Commission’s registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the Selling Stockholders.  The Selling Stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

On February 28, 2007, the Company issued 1,500,000 shares of its common stock to Shaun D. Langford at $0.001 for a total of $1,500. No underwriting discounts were given or commissions paid.

Securities issued in the transaction were offered and sold in reliance upon exemptions from registration under applicable British Columbia securities legislation and also Section 4(2) of the Securities Act, relating to sales by an issuer not involving a public offering.  The recipient of the securities represented his intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. The recipient either received adequate information about the Company or had access, through relationships with the Company, to information about the Company.

Regulation S Offering

During the first quarter of 2007, the Company issued 2,393,750 shares of its common stock in a private offering under Regulation S of the Securities Act at $0.02 for a total of $47,875. No underwriting discounts were given or commissions paid. The sale of securities by the Company was made in an offshore transaction. No directed selling efforts were made in the United States by the Company, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. Also, the conditions of Category 3 of Rule 903(b) of Regulation S were satisfied as follows:

-

Offering restrictions were implemented;

-

The sales were not made to a U.S. person or for the account or benefit of a U.S. person;

-

Each purchaser certified that he was not acquiring the securities for the account or benefit of any U.S. person;

-

The subscription agreement contained the agreement of the purchasers to resell the shares only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act or pursuant to an available exemption from registration;

-

The subscription agreement contained the agreement of the purchasers not to engage in hedging transactions with regard to the securities unless in compliance with the Securities Act;

-

The subscription agreement contained the acknowledgment and agreement of the purchasers that the share certificates representing the shares will be endorsed with a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act;

-

The Company is required by contract to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

Regulation D Offering

During the first quarter of 2007, the Company issued 250,000 shares of its common stock in a private offering under Rule 504 of Regulation D of the Securities Act at $0.02 for a total of $5,000. No underwriting discounts were given or commissions paid. The single purchaser purchasing stock under Rule 504 of the Regulation D offering was a U.S. person and an “accredited investor.” Also, the Company complied with the conditions of Rule 504 as follows:

-

The Company is not a “blank check” company;

-

The Company does not have to file reports under the Exchange Act;

-

The Company did not solicit or advertise their securities to the public;

-

The Company exercised reasonable care to assure that the purchasers of the securities were not underwriters within the meaning of section 2(a)(11) of the Securities Act, by obtaining the written representation of the purchaser that he was acquiring the securities for himself only and by providing written disclosure to each purchaser prior to sale that the securities have not been registered under the Securities Act and, therefore, cannot be resold unless they are registered under the Securities Act or unless an exemption from registration is available.

Securities issued in the transaction were offered and sold in reliance upon the exemption from registration under Section 4(2) of the Securities Act, relating to sales by an issuer not involving a public offering.  The recipient of the securities represented his intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. The recipient either received adequate information about the Company or had access, through relationships with the Company, to information about the Company.

The aggregate number of shares of the common stock of the Company issued in the above Regulation S and Regulation D offerings was 2,643,750 at $0.02 for aggregate proceeds of $52,875.

The Selling Stockholders are comprised of all the purchasers who acquired shares under the Regulation S offering plus the one purchaser who acquired shares under the Regulation D offering. The Selling Stockholders are all close friends, close business associates or blood relations of our president and sole director, Shaun D. Langford. Mr. Langford contacted these persons either in person or by phone to solicit an investment in the Company. Amongst other information, Mr. Langford provided all the Selling Shareholders with general information about the DL Claim and the Company’s exploration plans.

EXHIBITS

3.1

Articles of Incorporation of Elray Resources, Inc.

3.2

Bylaws of Elray Resources, Inc.

5.1

Opinion of Joseph I. Emas on legality, with consent to use.

10.1

Property Agreement between Shaun D. Langford and Elray Resources, Inc. and dated December 23, 2006

10.2

Trust Agreement between Shaun D. Langford as trustee and Elray Resources, Inc. as beneficiary and dated December 23, 2006

10.3

Loan Agreement between Shaun D. Langford as lender and Elray Resources, Inc. as borrower and dated January 15, 2007

10.4

Loan Commitment Letter dated January 15, 2007

23.1

Consent of LBB & Associates Ltd., LLP Independent Registered  Public Accounting Firm.

23.2

Consent of James W. McLeod, Consulting Geologist

99.1

Geologist’s Report dated December 23, 2006

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Acts, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

If a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada on June 11, 2007.

ELRAY RESOURCES, INC.

By:  /s/ Shaun D. Langford

Shaun D. Langford

Director, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

By:  /s/ Shaun D. Langford

Shaun D. Langford

Director, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

June 11, 2007